Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Reports Record Revenue in the Third Quarter

ATLANTA, October 20, 2005 — Equifax Inc. (NYSE: EFX) today reported third quarter 2005 earnings with record revenue and maintained consistent growth in profits across all businesses.

Earnings from continuing operations were $63 million, a 17 percent increase from the third quarter of 2004, on 17 percent growth in revenue to a record of $375 million.  Earnings per share were $0.47, up 17 percent. Cash flow provided by operating activities for the third quarter of 2005 was $103 million, up 10 percent.

Adjusted on a non-GAAP basis for the impact of the Fair and Accurate Credit Transactions Act (“FACT Act”), revenue was $365 million, up 14 percent; earnings from continuing operations were $59 million, up 11 percent; and earnings per share were $0.45, up 11 percent.

“Equifax’s continued strong earnings are a testament to the talented team that continues to guide this great company,” said Richard F. Smith, Equifax chairman-elect and CEO. Smith joined Equifax on September 19.  “Our business leaders are executing our strategy with precision and that is reflected in our numbers.”

Third Quarter 2005 Financial Highlights

•      Operating profit margin was 29 percent compared to 30 percent in the third quarter 2004.

•      Revenue of $375 million, an increase of 17 percent from last year, reflected continued strong performances by North America Information Services, Personal Solutions and Latin America.

•      Free cash flow (a non-GAAP measure), which is an alternative measure of liquidity (and is defined as cash provided by operating activities less capital-related expenditures), was $92 million, an increase of 13 percent from $81 million in third quarter 2004.

•      Total debt at September 30, 2005 decreased by $47 million to $608 million from December 31, 2004.  The remaining borrowing capacity at September 30, 2005 under Equifax’s committed financing facilities totaled $407 million.

•      Equifax repurchased 1.2 million shares of its common stock for $40 million and had $144 million remaining under its current authorization.

Third Quarter 2005 Operating Highlights

North America

Total revenue increased 17 percent to $306 million in the third quarter, compared to $261 million in the prior year.    North America Information Services reported revenue of $211 million, up 19 percent; excluding the impact of the FACT Act (a non-GAAP measure), $201 million, up 13 percent.  Marketing Services revenue in North America was $66 million, up 9 percent.  Personal Solutions increased revenue 22 percent to $29 million.

Europe

Total revenue was $35 million, relatively flat compared to 2004.  Operating margin was 25 percent, up from 24 percent in 2004.

Latin America

Total revenue rose to $35 million, up 47 percent, reflecting strong growth in all country markets.  Operating margin was 29 percent, up from 20 percent in 2004.

About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the appropriate customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services and better insight into and management of their personal credit.

Equifax. Information that Empowers.

Earnings Webcast

Equifax’s quarterly teleconference to discuss financial results will be held today at 9:00 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the Webcast.

Non-GAAP Reconciliation Information

Equifax has presented in this press release and will discuss during the teleconference certain non-GAAP financial measures the company believes are useful to investors to assess the company’s operating performance.  These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from the non-GAAP financial measures used by other companies.  As required by SEC rules, a reconciliation of such measures to the most comparable GAAP measure is presented below in the Common Questions and Answers (Unaudited) that are a part of this press release. This information can also be found under the heading “Non-GAAP/GAAP Measures” in the Investor Center on our website at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements.  Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks relating to illegal third party efforts to access data, risks associated with the integration of acquisitions and other investments, the outcome of pending litigation, changes in laws and regulations governing our business, including the cost of compliance with the FACT Act and federal and state responses to identity theft concerns, and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2004, and in our other filings with the SEC.  Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED September 30,
(In millions, except per share amounts)	2005	2004

Operating revenue	$375.3	$319.9
Costs and expenses:
Costs of services	153.0	134.4
Selling, general and administrative expenses	94.5	70.8
Depreciation and amortization	20.5	19.0
Total costs and expenses	268.0	224.2
Operating income	107.3	95.7
Other income, net	4.8	2.4
Minority interests in earnings, net of tax	(1.0)	(0.8)
Interest expense	(8.6)	(9.2)
Income from continuing operations before income taxes	102.5	88.1
Provision for income taxes	(40.0)	(34.8)
Income from continuing operations	62.5	53.3
Discontinued operations
Loss from discontinued operations, net of income tax expense of $0.0 in 2005 and $0.1 in 2004	—	(0.1)
Net income	$62.5	$53.2
Per common share (basic):
Income from continuing operations	$0.48	$0.41
Discontinued operations	—	(0.01)
Net income	$0.48	$0.40
Shares used in computing basic earnings per share	129.9	130.7
Per common share (diluted):
Income from continuing operations	$0.47	$0.40
Discontinued operations	—	—
Net income	$0.47	$0.40
Shares used in computing diluted earnings per share	132.5	132.5
Dividends per common share	$0.04	$0.03

SEGMENT REVENUE & OPERATING INCOME

	THREE MONTHS ENDED September 30,
	2005	2004
Equifax revenue:
North America
Information Services	$211.2	$177.3
Marketing Services	65.6	60.0
Personal Solutions	28.8	23.5
North America - Total	305.6	260.8
Europe	35.1	35.5
Latin America	34.6	23.6
	$375.3	$319.9

	2005	2004
Equifax operating income:
North America
Information Services	$91.2	$73.3
Marketing Services	22.7	21.5
Personal Solutions	2.5	4.4
North America - Total	116.4	99.2
Europe	8.7	8.4
Latin America	10.0	4.7
General Corporate Expense	(27.8)	(16.6)
	$107.3	$95.7

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	NINE MONTHS ENDED September 30,
(In millions, except per share amounts)	2005	2004

Operating revenue	$1,082.1	$945.2
Costs and expenses:
Costs of services	443.3	394.8
Selling, general and administrative expenses	262.3	211.2
Depreciation and amortization	60.5	60.7
Asset impairment and related charges	—	2.4
Total costs and expenses	766.1	669.1
Operating income	316.0	276.1
Other income, net	9.9	45.4
Minority interests in earnings, net of tax	(3.6)	(2.3)
Interest expense	(27.5)	(25.8)
Income from continuing operations before income taxes	294.8	293.4
Provision for income taxes	(111.1)	(111.3)
Income from continuing operations	183.7	182.1
Discontinued operations
Loss from discontinued operations, net of income tax benefit of $0.0 in 2005 and $1.8 in 2004	—	(4.9)
Net Income	$183.7	$177.2
Per common share (basic):
Income from continuing operations	$1.42	$1.38
Discontinued operations	—	(0.04)
Net income	$1.42	$1.34
Shares used in computing basic earnings per share	129.8	131.8
Per common share (diluted):
Income from continuing operations	$1.39	$1.36
Discontinued operations	—	(0.04)
Net income	$1.39	$1.32
Shares used in computing diluted earnings per share	132.6	133.8
Dividends per common share	$0.11	$0.08

SEGMENT REVENUE & OPERATING INCOME

	NINE MONTHS ENDED September 30,
	2005	2004
Equifax revenue:
North America
Information Services	$609.5	$527.3
Marketing Services	187.2	175.1
Personal Solutions	87.9	72.8
North America - Total	884.6	775.2
Europe	106.8	103.9
Latin America	90.7	66.1
	$1,082.1	$945.2

Equifax operating income:
North America
Information Services	$263.6	$222.7
Marketing Services	60.9	52.5
Marketing Services asset impairment & related charges	—	(2.4)
Marketing Services, net	60.9	50.1
Personal Solutions	9.8	16.6
North America - Total	334.3	289.4
Europe	24.4	20.8
Latin America	24.4	12.3
General Corporate Expense	(67.1)	(46.4)
	$316.0	$276.1

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED September 30,
(In millions)	2005	2004
Cash flows from operating activities:
Net income	$183.7	$177.2
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Gain on sale of investment in Intersections Inc.	—	(36.8)
Loss from discontinued operations	—	4.9
Depreciation and amortization	60.5	60.7
Asset impairment and related charges	—	2.4
Income tax benefit from stock plans	13.0	4.4
Deferred income taxes	13.7	14.0
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(21.4)	(22.5)
Current liabilities, excluding debt	(4.5)	5.3
Other current assets	10.9	4.5
Other long-term liabilities, excluding debt	(11.8)	1.9
Other assets	(12.3)	(10.3)
Other	—	(0.1)
Cash provided by operating activities	231.8	205.6
Investing activities:
Additions to property and equipment	(33.3)	(33.0)
Acquisitions, net of cash acquired	(121.8)	(17.4)
Proceeds from sale of investments	10.1	59.4
Deferred payments on prior year acquisitions	—	(1.4)
Cash (used) provided by investing activities	(145.0)	7.6
Financing activities:
Net short-term borrowings (payments)	88.6	(133.1)
Additions to long-term debt	180.1	—
Payments on long-term debt	(310.0)	(0.6)
Treasury stock purchases	(95.0)	(103.0)
Dividends paid	(14.8)	(11.0)
Proceeds from exercise of stock options	47.7	22.5
Other	6.5	(2.1)
Cash used by financing activities	(96.9)	(227.3)
Effect of foreign currency exchange rates on cash	(0.5)	(3.7)
Cash provided by discontinued operations	—	1.6
Decrease in cash and cash equivalents	(10.6)	(16.2)
Cash and cash equivalents, beginning of year	52.1	38.1
Cash and cash equivalents, end of period	$41.5	$21.9

EQUIFAX

CONSOLIDATED BALANCE SHEETS

(In millions, except par values)	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$41.5	$52.1
Trade accounts receivable, net of allowance for doubtful accounts of $10.0 in 2005 and $9.3 in 2004	224.0	195.1
Deferred income tax assets	14.3	13.2
Other current assets	24.9	38.7
Current assets from discontinued operations	—	0.5
Total current assets	304.7	299.6
Property and Equipment:
Land, buildings and improvements	29.5	30.2
Data processing equipment and furniture	284.2	297.9
	313.7	328.1
Less accumulated depreciation	175.7	189.8
	138.0	138.3
Goodwill, net	832.7	747.5
Purchased Intangible Assets, net	332.0	281.3
Other Assets, net	105.6	90.5
	$1,713.0	$1,557.2
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt and current maturities	$88.8	$255.7
Accounts payable	5.1	9.7
Other current liabilities	202.4	191.2
Current liabilities of discontinued operations	—	0.3
Total current liabilities	296.3	456.9
Long-Term Debt	518.8	398.5
Deferred Revenue	4.1	9.8
Deferred Income Tax Liabilities	78.9	38.6
Other Long-Term Liabilities	117.2	129.8
Total liabilities	1,015.3	1,033.6
Commitments and Contingencies
Shareholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0;
Issued shares - 184.7 in 2005 and 182.0 in 2004;
Outstanding shares - 129.8 in 2005 and 129.4 in 2004	230.9	227.5
Paid-in capital	539.2	466.9
Retained earnings	1,467.7	1,298.8
Accumulated other comprehensive loss	(251.3)	(267.0)
Treasury stock, at cost, 50.3 shares in 2005 and 47.7 shares in 2004	(1,223.0)	(1,133.4)
Stock held by employee benefits trusts, at cost, 4.6 shares in 2005 and 4.9 shares in 2004	(65.8)	(69.2)
Total shareholders’ equity	697.7	523.6
	$1,713.0	$1,557.2

Common Questions & Answers (Unaudited) - September 30, 2005

(Dollars in millions, except per share amounts)

1.              Can you provide a further analysis of revenue and operating income?

Equifax revenue and operating income consist of the following components:

	Third Quarter
	2005	% of Revenue	2004	% of Revenue	$ Change	% Change
Equifax revenue:
North America
Information Services	$211.2	56%	$177.3	56%	$33.9	19%
Marketing Services	65.6	18%	60.0	19%	5.6	9%
Personal Solutions	28.8	8%	23.5	7%	5.3	22%
	305.6	82%	260.8	82%	44.8	17%
Europe	35.1	9%	35.5	11%	(0.4)	-1%
Latin America	34.6	9%	23.6	7%	11.0	47%
	$375.3	100%	$319.9	100%	$55.4	17%

	Third Quarter
	2005	Profit Margin	2004	Profit Margin	$ Change	% Change
Equifax operating income:
North America
Information Services	$91.2	43%	$73.3	41%	$17.9	24%
Marketing Services	22.7	35%	21.5	36%	1.2	6%
Personal Solutions	2.5	9%	4.4	19%	(1.9)	-43%
	116.4	38%	99.2	38%	17.2	17%
Europe	8.7	25%	8.4	24%	0.3	4%
Latin America	10.0	29%	4.7	20%	5.3	113%
General Corporate Expense	(27.8)	nm	(16.6)	nm	(11.2)	-67%
	$107.3	29%	$95.7	30%	$11.6	12%

nm - not meaningful

	YTD
	2005	% of Revenue	2004	% of Revenue	$ Change	% Change
Equifax revenue:
North America
Information Services	$609.5	57%	$527.3	56%	$82.2	16%
Marketing Services	187.2	17%	175.1	18%	12.1	7%
Personal Solutions	87.9	8%	72.8	8%	15.1	21%
	884.6	82%	775.2	82%	109.4	14%
Europe	106.8	10%	103.9	11%	2.9	3%
Latin America	90.7	8%	66.1	7%	24.6	37%
	$1,082.1	100%	$945.2	100%	$136.9	14%

	YTD
	2005	Profit Margin	2004	Profit Margin	$ Change	% Change
Equifax operating income:
North America
Information Services	$263.6	43%	$222.7	42%	$40.9	18%
Marketing Services	60.9	33%	52.5	30%	8.4	16%
Marketing Services asset impairment & related charges	—	0%	(2.4)	-1%	2.4	nm
Marketing Services, net	60.9	33%	50.1	29%	10.8	22%
Personal Solutions	9.8	11%	16.6	23%	(6.8)	-41%
	334.3	38%	289.4	37%	44.9	16%
Europe	24.4	23%	20.8	20%	3.6	17%
Latin America	24.4	27%	12.3	19%	12.1	98%
General Corporate Expense	(67.1)	nm	(46.4)	nm	(20.7)	45%
	$316.0	29%	$276.1	29%	$39.9	14%

nm - not meaningful

2a.        Can you provide a further breakdown of revenue in the Equifax North America segment?

Equifax North America revenue consists of the following components:

	Third Quarter
	2005	% of Revenue	2004	% of Revenue	$ Change	% Change
Equifax North America revenue:
U.S. Consumer and Commercial Services	$160.2	53%	$134.1	52%	$26.1	19%
Mortgage Services	22.8	7%	18.8	7%	4.0	21%
Canadian Operations	28.2	9%	24.4	9%	3.8	16%
Total North America Information Services	211.2	69%	177.3	68%	33.9	19%
Credit Marketing Services	39.9	14%	36.7	14%	3.2	9%
Direct Marketing Services	25.7	8%	23.3	9%	2.4	10%
Total Marketing Services	65.6	22%	60.0	23%	5.6	9%
Personal Solutions	28.8	9%	23.5	9%	5.3	22%
	$305.6	100%	$260.8	100%	$44.8	17%

	YTD Revenue
	2005	% of Revenue	2004	% of Revenue	$ Change	% Change
Equifax North America revenue:
U.S. Consumer and Commercial Services	$460.8	52%	$398.2	52%	$62.6	16%
Mortgage Services	66.0	8%	56.7	7%	9.3	16%
Canadian Operations	82.7	9%	72.4	9%	10.3	14%
Total North America Information Services	609.5	69%	527.3	68%	82.2	16%
Credit Marketing Services	112.9	13%	103.1	14%	9.8	10%
Direct Marketing Services	74.3	8%	72.0	9%	2.3	3%
Total Marketing Services	187.2	21%	175.1	23%	12.1	7%
Personal Solutions	87.9	10%	72.8	9%	15.1	21%
	$884.6	100%	$775.2	100%	$109.4	14%

2b.   Can you provide a further breakdown of revenue in the Equifax North America segment excluding the impact of the FACT Act (non-GAAP)?

Equifax North America revenue excluding FACT Act consists of the following components:

	Third Quarter
	2005	% of Revenue	2004	% of Revenue	$ Change	% Change
Equifax North America revenue:
U.S. Consumer and Commercial Services	$150.8	51%	$134.1	52%	$16.7	12%
Mortgage Services	22.0	7%	18.8	7%	3.2	17%
Canadian Operations	28.2	10%	24.4	9%	3.8	16%
Total North America Information Services	201.0	68%	177.3	68%	23.7	13%
Credit Marketing Services	39.9	13%	36.7	14%	3.2	9%
Direct Marketing Services	25.7	9%	23.3	9%	2.4	10%
Total Marketing Services	65.6	22%	60.0	23%	5.6	9%
Personal Solutions	28.8	10%	23.5	9%	5.3	22%
	$295.4	100%	$260.8	100%	$34.6	13%

	YTD Revenue
	2005	% of Revenue	2004	% of Revenue	$ Change	% Change
Equifax North America revenue:
U.S. Consumer and Commercial Services	$434.3	51%	$398.2	52%	$36.1	9%
Mortgage Services	63.7	7%	56.7	7%	7.0	12%
Canadian Operations	82.7	10%	72.4	9%	10.3	14%
Total North America Information Services	580.7	68%	527.3	68%	53.4	10%
Credit Marketing Services	112.9	13%	103.1	14%	9.8	10%
Direct Marketing Services	74.3	9%	72.0	9%	2.3	3%
Total Marketing Services	187.2	22%	175.1	23%	12.1	7%
Personal Solutions	87.9	10%	72.8	9%	15.1	21%
	$855.8	100%	$775.2	100%	$80.6	10%

3.              Can you provide a breakout of costs of services and SG&A as a percentage of sales?

Operating expenses as a percentage of revenue are as follows for continuing operations:

	Third Quarter		YTD
	2005	2004	2005	2004
Operating Expenses:
Cost of services	41%	42%	41%	42%
Selling, general and administrative	25%	22%	24%	22%
Depreciation and amortization	5%	6%	6%	7%
	71%	70%	71%	71%

4.              Can you give depreciation and amortization by segment?

Depreciation and amortization is as follows:

	Third Quarter		YTD
	2005	2004	2005	2004
Depreciation & Amortization:
Equifax North America	$15.0	$13.0	$43.5	$41.1
Equifax Europe	1.3	2.2	4.3	7.7
Equifax Latin America	1.8	2.1	5.2	5.2
General Corporate	2.4	1.7	7.5	6.7
	$20.5	$19.0	$60.5	$60.7

5.              Can you reconcile restated financial data to what was previously reported in September 2004 due to the sale of the Italian businesses?

	Third Quarter			YTD
	Reported	Italy	Restated	Reported	Italy	Restated

Operating revenue	$323.0	$3.1	$319.9	$955.5	$10.3	$945.2
Operating income	$95.4	$(0.3)	$95.7	$269.5	$(6.6)	$276.1
Income from continuing operations	$52.7	$(0.6)	$53.3	$177.1	$(5.0)	$182.1
Discontinued operations	$0.5	$—	$(0.1)	$0.1	$—	$(4.9)
Net income	$53.2	$(0.6)	$53.2	$177.2	$(5.0)	$177.2
Per common share (basic):
Income from continuing operations	$0.40	$(0.01)	$0.41	$1.34	$(0.04)	$1.38
Net income	$0.40	—	$0.40	$1.34	$—	$1.34
Per common share (diluted):
Income from continuing operations	$0.40	$—	$0.40	$1.32	$(0.04)	$1.36
Net income	$0.40	$—	$0.40	$1.32	$—	$1.32

6.              What was the currency impact on the foreign operations?

The U.S. dollar impact on revenue and operating income is as follows:

	Revenue		Operating Income
	Third Quarter	%	Third Quarter	%
Canada	$2.3	9%	$0.9	9%
Europe	(0.6)	-2%	(0.2)	-2%
Latin America	5.3	23%	1.4	30%
	$7.0	2%	$2.1	2%

	Revenue		Operating Income
	YTD	%	YTD	%
Canada	$6.6	9%	$2.5	9%
Europe	1.5	1%	0.3	1%
Latin America	10.5	16%	2.5	20%
	$18.6	2%	$5.3	2%

7.              What was your cash flow from operations for the third quarter 2005 and 2004?

Cash provided by operating activities was $103.3 million and $94.1 million for the third quarter of 2005 and 2004, respectively.

8.              What was the level of debt?

Total debt was comprised of the following:

	September 30,	December 31,
	2005	2004
Senior notes and debentures - long-term	$398.6	$398.5
Senior notes and debentures - current	—	249.9
Long-term revolving credit facility	120.0	—
Short-term revolving credit facility	83.0	—
Other long-term obligations	0.2	—
Other short-term debt & current maturities	5.8	5.8
	$607.6	$654.2

9a.        What was the level of capital spending in the third quarter of 2005 and 2004?

Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	Third Quarter
	2005	2004
Capital expenditures	$11.2	$12.9

9b.        Of the third quarter capital spending, how much was FACT Act related?

	Third Quarter
	2005	2004
FACT Act capital expenditures	$0.5	$5.5

10.       What is the current authorization amount for stock buybacks?

As of September 30, 2005, approximately $144.3 million remained authorized for future share repurchases. We invested $40.0 million in open market purchases of our stock during the third quarter of 2005.

11.       Why is other income $9.9 million for 2005 YTD compared to $45.4 million for the same period last year?

On May 5, 2004, Equifax, through its wholly owned subsidiary CD Holdings, Inc., completed the sale of 3,755,792 shares of common stock it owned in Intersections Inc., a provider of identity theft protection and credit management services, in an underwritten public offering for net proceeds of $59.4 million.  Immediately prior to the public offering, CD Holdings, Inc. converted a $20.0 million senior secured convertible note issued to it by Intersections Inc. in November 2001 into 3,755,792 shares of Intersections Inc. common stock, or approximately 26.9% of Intersection Inc.’s outstanding stock before its public offering.

The book value of our investment in Intersections Inc. was $22.3 million, including accrued interest of $2.3 million.  In the second quarter of 2004, we recorded, net of income taxes of $13.8 million, a net gain of $23.0 million.

12.       What assets are included in your asset impairment and related charges for 2004 YTD?  In which segments?

	Purchased data	Other	Total

Marketing Services	$1.4	$1.0	$2.4	*

*                 Excludes $5.3 million in previously reported asset impairment and related charges related to Italy for the third quarter 2004.  These charges have been reclassified to loss from discontinued operations.

Reconciliation of non-GAAP financial measures to the corresponding GAAP measure (Unaudited) - September 30, 2005

(Dollars in millions, except per share amounts)

A.            Free Cash Flow

Quarter

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004, TO FREE CASH FLOW FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004	Increase

Cash provided by operating activities for the nine months ended September 30, 2005 and 2004	$231.8	$205.6	13%
Adjustments to reconcile cash provided by operating activities for the nine months ended September 30, 2005 and 2004, to free cash flow for the three months ended September 30, 2005 and 2004:
Cash provided by operating activities for the six months ended June 30, 2005 and 2004	128.5	111.5
Cash provided by operating activities for the three months ended September 30, 2005 and 2004	103.3	94.1
Additions to property and equipment for the three months ended September 30, 2005 and 2004	(11.2)	(12.9)
Free cash flow for the three months ended September 30, 2005 and 2004	$92.1	$81.2	13%

YTD

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004, TO FREE CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004	Increase

Cash provided by operating activities for the nine months ended September 30, 2005 and 2004	$231.8	$205.6	13%
Adjustments to reconcile cash provided by operating activities for the nine months ended September 30, 2005 and 2004, to free cash flow for the nine months ended September 30, 2005 and 2004:
Additions to property and equipment for the nine months ended September 30, 2005 and 2004	(33.3)	(33.0)
Free cash flow for the nine months ended September 30, 2005 and 2004	$198.5	$172.6	15%

B.            Income from continuing operations excluding items impacting comparability:

	Third Quarter
	2005				2004
				EPS
	Pre-tax	After-tax	EPS	Growth	Pre-tax		After-tax	EPS

Income from continuing operations	$102.5	$62.5	$0.47	17%	$88.1		$53.3	$0.40
FACT Act regulatory recovery fee	(10.2)	(6.2)	(0.04)		—		—	—
FACT Act expenses	4.5	2.7	0.02		—		—	—

Income from continuing operations - excluding FACT Act	$96.8	$59.0	$0.45	11%	$88.1		$53.3	$0.40

	YTD
	2005				2004
				EPS
	Pre-tax	After-tax	EPS	Growth	Pre-tax		After-tax	EPS

Income from continuing operations	$294.8	$183.7	$1.39	2%	$293.4		$182.1	$1.36
FACT Act regulatory recovery fee	(28.8)	(17.9)	(0.14)		—		—	—
FACT Act expenses	16.6	10.2	0.08		—		—	—
Sale of investment in Intersections Inc.	—	—	—		(36.8)		(23.0)	(0.17)
Asset impairment and related charges	—	—	—		2.4	*	1.5	0.01

Income from continuing operations - excluding FACT Act, sale of investment in Intersections Inc. and asset impairment and related charges	$282.6	$176.0	$1.33	11%	$259.0		$160.6	$1.20

*            Excludes $5.3 million in previously reported asset impairment and related charges related to Italy for the third quarter 2004.  These charges have been reclassified to loss from discontinued operations.

C.            Cumulative FACT Act cash flow impact

FACT Act (January 1, 2004 - September 30, 2005)
Regulatory recovery fee	$19.7
FACT Act expenses, excluding depreciation	(15.1)
FACT Act capital investment	(12.1)
Net FACT Act cash flow to date	$(7.5)

D.            Consolidated revenue growth, excluding regulatory recovery fee

	Third Quarter
	2005	2004	Growth $	Growth %

Operating revenue	$375.3	$319.9	$55.4	17%
FACT Act regulatory recovery fee	(10.2)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$365.1	$319.9	$45.2	14%

	YTD
	2005	2004	Growth $	Growth %

Operating revenue	$1,082.1	$945.2	$136.9	14%
FACT Act regulatory recovery fee	(28.8)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$1,053.3	$945.2	$108.1	11%

nm - not meaningful

E.              North America Information Services revenue growth, excluding regulatory recovery fee

	Third Quarter
	2005	2004	Growth $	Growth %

Operating revenue	$211.2	$177.3	$33.9	19%
FACT Act regulatory recovery fee	(10.2)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$201.0	$177.3	$23.7	13%

	YTD
	2005	2004	Growth $	Growth %

Operating revenue	$609.5	$527.3	$82.2	16%
FACT Act regulatory recovery fee	(28.8)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$580.7	$527.3	$53.4	10%

nm - not meaningful

F.              U.S. Consumer and Commercial Services revenue growth, excluding regulatory recovery fee

	Third Quarter
	2005	2004	Growth $	Growth %

Operating revenue	$160.2	$134.1	$26.1	19%
FACT Act regulatory recovery fee	(9.4)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$150.8	$134.1	$16.7	12%

	YTD
	2005	2004	Growth $	Growth %

Operating revenue	$460.8	$398.2	$62.6	16%
FACT Act regulatory recovery fee	(26.5)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$434.3	$398.2	$36.1	9%

nm - not meaningful

G.            Mortgage Services revenue growth, excluding regulatory recovery fee

	Third Quarter
	2005	2004	Growth $	Growth %

Operating revenue	$22.8	$18.8	$4.0	21%
FACT Act regulatory recovery fee	(0.8)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$22.0	$18.8	$3.2	17%

	YTD
	2005	2004	Growth $	Growth %

Operating revenue	$66.0	$56.7	$9.3	16%
FACT Act regulatory recovery fee	(2.3)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$63.7	$56.7	$7.0	12%

nm - not meaningful

Notes to Our Non-GAAP Financial Measures That Supplement GAAP Accounting Measures

Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) contained in the preceding reconciliation are supplemented by disclosures that are not prepared in conformity with GAAP.  These non-GAAP disclosures exclude certain items from the nearest equivalent GAAP presentations.  We believe that a meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  In some cases, short-term patterns and long-term trends may be obscured by unique large factors or one-time events.  For example, events or trends in a particular business segment may be so significant as to obscure patterns and trends of our business in total.  For this reason, we believe that investors may find it useful to see our “free cash flow,” as well as our revenue growth, net income and earnings per share excluding the effects of the FACT Act and the unusual items from the second quarter of 2004 (which included a gain from the sale of our investment in Intersections Inc. and an impairment charge relating to our Marketing business).

Free Cash Flow – We calculate free cash flow by subtracting capital-related expenditures from cash provided by (used in) operating, financing and investing activities.  We believe free cash flow provides an important measure because it is one factor in determining our liquidity and financial health, showing the cash generated by us that is available to be used for dividends and discretionary investment.  Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies.

Cumulative FACT Act cash flow impact — The Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”) amended the Fair Credit Reporting Act and became law in December 2003.  Reference is made to the summary of the FACT Act under “FACT Act Update” in the Management’s Discussion and Analysis section of our 2004 Form 10-K and second quarter 2005 Form 10-Q.  During 2004 we established, along with other nationwide credit reporting agencies, a centralized request facility, Central Source, LLC, which is owned jointly by Equifax, Experian Information Solutions, Inc. and TransUnion LLC, to provide to consumers, upon their request, a free annual credit file disclosure on a phased-in basis beginning on December 1, 2004.  On December 1, 2004, we began to assess a regulatory recovery fee for certain of our business-to-business products to help mitigate the costs required to implement the provisions of the FACT Act.  The initial implementation of the annual free credit report required by the FACT Act has been completed.  Our related recovery fee will remain in effect as we continue to recover the capital costs incurred and the ongoing costs involved in complying with the FACT Act.  We have incurred significant compliance costs to implement the FACT Act requirements and have captured those cumulative expenses and related capital investment in a table in our non-GAAP financial measures, “Cumulative FACT Act cash flow impact.”

Income from Continuing Operations – We believe the FACT Act impacts the comparability of results and growth rates of certain of our North America Information Services business, including its underlying U.S. Consumer and Commercial, Mortgage Services, Information Services and Personal Solutions businesses.  Our management believes that excluding the impact of the FACT Act provides a useful perspective on changes in the basic underlying operations of these businesses and our company as a whole, and is a key indicator of financial performance.  The sale in the second quarter of 2004 of Intersections Inc. for an after-tax net gain of $23 million was a material and unusual gain relative to the operating results for the periods presented.  The asset impairment and related charges totaling $2 million for the second quarter of 2004 were also of a material and unusual nature for the operating results for the periods presented.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.  They are presented because management believes this information provides (1) a more meaningful, consistent comparison of our underlying operational performance and trends for the periods presented, on a basis consistent with our chief decision makers’ means of evaluating operating performance, including those related to staffing, future management priorities and how it will direct future operating expenses; and (2) additional information for investors to assess changes between periods that better reflect our ongoing operations.  The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below.

Consolidated Revenue Growth, Excluding Regulatory Recovery Fee; North America Information Services Revenue Growth, Excluding Regulatory Recovery Fee; U.S. Consumer and Commercial Revenue Growth, Excluding Regulatory Recovery Fee; Mortgage Services Revenue Growth, Excluding Regulatory Recovery Fee—As noted previously, we began assessing a regulatory recovery fee for certain of our business-to-business products in December 2004 to help mitigate the costs required to comply with the provisions of the FACT Act.  We believe providing revenue measures excluding this fee provides a more consistent comparison of our underlying operating results and trends for the periods presented, on a basis consistent with management’s means of evaluating revenue growth.  The fee was not in effect in the third quarter of 2004, and the phase-in of initial FACT Act compliance requirements was not completed until September 1, 2005.